CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 333-142592 on Form N-1A of our reports dated November 25, 2009, relating to the financial statements and financial highlights of BlackRock Funds II, including BlackRock Bond Portfolio (formerly BlackRock Intermediate Bond Portfolio II), BlackRock GNMA Portfolio, BlackRock Inflation Protected Bond Portfolio, BlackRock Intermediate Government Bond Portfolio, BlackRock Long Duration Bond Portfolio, BlackRock Low Duration Bond Portfolio, BlackRock Managed Income Portfolio, and BlackRock Total Return Portfolio II appearing in the Annual Reports on Form N-CSR of BlackRock Funds II for the year ended September 30, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 28, 2010